Exhibit 99.1

NEWS RELEASE

Company Contact	Investor Contact
Jon Wilson	Brett L. Perry
Chief Financial Officer	Shelton Group
503-615-1685	214-272-0070
jon.wilson@radisys.com	bperry@sheltongroup.com

RADISYS REPORTS THIRD QUARTER 2018 RESULTS

HILLSBORO, OR - November 8, 2018 - Radisys Corporation (NASDAQ: RSYS), a global leader of open telecom solutions, today announced financial results for the third quarter ended September 30, 2018.

Third Quarter Summary

•	Consolidated revenue of $27.0 million, with Software-Systems revenue growth of 24% year-over-year;

•	GAAP gross margin of 43.4% and non-GAAP gross margin of 43.6%;

•	GAAP loss of ($0.05) per share and non-GAAP earnings of $0.05 per diluted share; and

•	Exited the quarter with $14.1 million of consolidated cash, cash equivalents and restricted cash, an increase of $4.5 million over prior quarter.

“Our third quarter results reflect continued strength across our business, and although we incurred a net loss on a GAAP basis, we achieved a second consecutive quarter of non-GAAP profitability,” said Brian Bronson, Radisys President and Chief Executive Officer. “Our Software-Systems segment delivered another quarter of above 20% year-over-year revenue growth while demand for our Hardware Solutions products continues to exceed our near-term expectations.

“Additionally, we continue to work towards obtaining the final regulatory approvals required for closing our acquisition by Reliance before year-end. As we previously stated, we expect the addition of Reliance’s visionary leadership and strong market position to further enhance our ability to develop and integrate large-scale, disruptive, open-centric end-to-end solutions.”

Software-Systems Results

For the third quarter of 2018, Software-Systems revenue was $14.1 million, compared to $13.7 million in the prior quarter and $11.3 million in the third quarter of 2017.

Gross margin was 59.6%, compared to 64.6% in the prior quarter and 47.9% in the third quarter of 2017. Operating income was breakeven, compared to operating income of $0.9 million in the prior quarter and an operating loss of $2.4 million in the third quarter of 2017.

Hardware Solutions Results

For the third quarter of 2018, Hardware Solutions revenue was $12.9 million, compared to $10.7 million in the prior quarter and $17.5 million in the third quarter of 2017.

Gross margin was 26.2%, compared to 20.9% in the prior quarter and (13.2)% in the third quarter of 2017. Operating income was $1.8 million, compared to operating income of $0.8 million in the prior quarter and an operating loss of $7.9 million in the third quarter of 2017.

Consolidated Results

For the third quarter of 2018, consolidated revenue was $27.0 million, compared to $24.4 million in the prior quarter and $28.8 million in the third quarter of 2017.

On a GAAP basis, gross margin in the third quarter of 2018 was 43.4%, compared to 37.5% in the prior quarter and 4.2% in the third quarter of 2017. Third quarter 2018 research and development and selling, general, and administrative expenses on a GAAP basis were $10.2 million, compared to $9.7 million in the prior quarter and $13.5 million in the third quarter of 2017.

On a non-GAAP basis, third quarter 2018 gross margin was 43.6%, compared to 45.3% in the prior quarter and 10.8% in the third quarter of 2017. Third quarter 2018 research and development and selling, general and administrative expenses on a non-GAAP basis were $10.0 million, compared to $9.4 million in the prior quarter and $13.4 million in the third quarter of 2017.

For the third quarter of 2018, the Company recorded a GAAP net loss of $1.9 million, or ($0.05) per share, compared to a GAAP net loss of $4.6 million, or ($0.12) per share, in the prior quarter and a GAAP net loss of $15.4 million, or ($0.39) per share, in the third quarter of 2017. On a non-GAAP basis, the Company recorded net income of $2.0 million, or $0.05 per diluted share, in the third quarter of 2018, compared to net income of $2.2 million, or $0.06 per diluted share, in the prior quarter and a net loss of $11.0 million, or ($0.28) per share, in the third quarter of 2017.

Proposed Acquisition of Radisys by Reliance

As previously announced on June 29, 2018, Radisys Corporation and Reliance Industries entered into a definitive agreement under which Reliance will acquire Radisys for US$1.72 per share in cash. The transaction is subject to certain customary closing conditions, including regulatory approvals, and is expected to close in the fourth quarter of 2018. Due to the pending acquisition, the Company will not be hosting a conference call or providing guidance on anticipated financial results for future periods.

About Radisys

Radisys (NASDAQ: RSYS), a global leader in open telecom solutions, enables service providers to drive disruption with new open architecture business models. Radisys’ innovative disaggregated and virtualized enabling technology solutions leverage open reference architectures and standards, combined with open software and hardware to power business transformation for the telecom industry, while its world-class services organization delivers systems integration expertise necessary to solve communications and content providers’ complex deployment challenges. For more information, visit www.Radisys.com.

Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements.” Forward-looking statements can usually be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and other expressions which indicate future events or trends. Such statements include statements as to the expected timing of completion of the merger, the expected benefits and costs of the transaction, management plans relating to the transaction and the satisfaction of all closing conditions to the transaction, including the ability to obtain regulatory approvals.

These forward-looking statements are based upon certain expectations and assumptions and are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including the following: conditions to the closing of the transaction, including receipt of required regulatory approvals, may not be satisfied timely, if at all; the transaction may involve unexpected costs, liabilities or delays; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; uncertainties surrounding the transaction; the outcome of any legal proceedings related to the transaction; Radisys may be adversely affected by other economic, business, and/or competitive factors; risks that the pending transaction disrupts current plans and operations; the retention of key employees of Radisys; other risks to consummation of the transaction, including circumstances that could give rise to the termination of the merger agreement and the risk that the transaction will not be consummated within the expected time period or at all; and the other risks described from time to time in Radisys’ reports filed with the Securities and Exchange Commission (the “SEC”) under the heading “Risk Factors,” including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, subsequent Quarterly Reports on Form 10-Q and in other of Radisys’ filings with the SEC.

All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, Radisys undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense, (c) restructuring and other charges, net, (d) non-cash income tax expense, (e) restructuring inventory adjustment, (f) amortization of financing activities expenses, (g) change in fair value of warrants, and (h) loss (gain) on the liquidation of foreign subsidiaries. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Radisys® is a registered trademark of Radisys

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues
Product	$17,907	$20,641	$50,775	$75,680
Service	9,116	8,132	26,851	25,796
Total revenues	27,023	28,773	77,626	101,476
Cost of sales:
Product	9,743	20,361	30,457	60,450
Service	5,314	5,291	15,229	15,821
Amortization of purchased technology	226	1,926	4,080	5,780
Total cost of sales	15,283	27,578	49,766	82,051
Gross margin	11,740	1,195	27,860	19,425
Operating expenses:
Research and development	3,467	5,639	10,388	18,113
Selling, general and administrative	6,758	7,849	20,546	25,445
Intangible assets amortization	197	289	593	2,809
Restructuring and other charges, net	1,130	1,344	3,990	2,814
Income (loss) from operations	188	(13,926)	(7,657)	(29,756)
Change in fair value of warrant liability	(599)	—	(1,102)	—
Interest expense	(1,411)	(431)	(4,206)	(927)
Other income (expense), net	1,447	(116)	2,700	(543)
Income (loss) before income tax expense	(375)	(14,473)	(10,265)	(31,226)
Income tax expense	1,498	938	2,687	1,747
Net loss	$(1,873)	$(15,411)	$(12,952)	$(32,973)

Net loss per share:
Basic	$(0.05)	$(0.39)	$(0.33)	$(0.85)
Diluted	$(0.05)	$(0.39)	$(0.33)	$(0.85)
Weighted average shares outstanding
Basic	39,616	39,087	39,496	38,922
Diluted	39,616	39,087	39,496	38,922

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$10,094	$8,124
Restricted cash	4,000	—
Accounts receivable, net	31,130	32,820
Inventories, net	2,156	4,265
Other current assets	2,970	6,607
Total current assets	50,350	51,816
Property and equipment, net	3,242	4,728
Intangible assets, net	2,189	6,862
Other assets, net	2,054	2,623
Total assets	$57,835	$66,029

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,060	$18,297
Deferred revenue	6,495	4,200
Other accrued liabilities	12,115	14,116
Line of credit	11,989	16,000
Short term obligations	9,000	—
Warrant liability	4,960	—
Total current liabilities	52,619	52,613
Long term debt obligations, net	5,647	—
Other long-term liabilities	7,119	6,866
Total liabilities	65,385	59,479
Shareholders' equity:
Common stock	343,280	342,219
Accumulated deficit	(349,134)	(336,182)
Accumulated other comprehensive income (loss)	(1,696)	513
Total shareholders’ equity (deficit)	(7,550)	6,550
Total liabilities and shareholders’ equity	$57,835	$66,029

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$(1,873)	$(15,411)	$(12,952)	$(32,973)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	936	3,551	6,459	12,396
Amortization of debt discount and issuance costs	807	—	2,465	—
Stock-based compensation expense	250	124	957	1,816
Inventory valuation allowance	350	7,041	(24)	7,900
Change in fair value of warranty liability	599	—	1,102	—
Other	789	885	1,082	1,056
Changes in operating assets and liabilities:
Accounts receivable	(816)	9,737	1,695	4,530
Inventories and deferred cost of sales	1,389	(2,071)	(457)	2,732
Other receivables	144	39	1,902	(44)
Accounts payable	76	(3,181)	(10,369)	(26)
Deferred revenue	(26)	(3,067)	1,546	(1,157)
Other operating assets and liabilities	2,246	(48)	2,497	(2,813)
Net cash provided by (used in) operating activities	4,871	(2,401)	(4,097)	(6,583)
Cash flows from investing activities:
Capital expenditures	(129)	(1,386)	(530)	(4,544)
Net cash used in investing activities	(129)	(1,386)	(530)	(4,544)
Cash flows from financing activities:
Borrowings on line of credit, net	(187)	(30,000)	(4,011)	(10,000)
Proceeds from borrowings on senior notes	—	—	17,000	—
Payments of debt issuance costs	(20)	—	(2,390)	—
Other financing activities, net	(6)	209	104	295
Net cash provided by (used in) financing activities	(213)	(29,791)	10,703	(9,705)
Effect of exchange rate changes on cash and cash equivalents	(34)	12	(106)	427
Net increase (decrease) in cash and cash equivalents	4,495	(33,566)	5,970	(20,405)
Cash and cash equivalents, beginning of period	5,599	46,248	8,124	33,087
Restricted cash and cash equivalents, beginning of period	4,000	—	—	—
Cash, cash equivalents, and restricted cash, beginning of period	9,599	46,248	8,124	33,087
Cash and cash equivalents, end of period	10,094	12,682	10,094	12,682
Restricted cash and cash equivalents, end of period	4,000	—	4,000	—
Cash, cash equivalents, and restricted cash, end of period	$14,094	$12,682	$14,094	$12,682

REVENUES, GROSS MARGIN AND INCOME (LOSS) FROM OPERATIONS BY OPERATING SEGMENT
(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue
Software-Systems	$14,073	$11,306	$38,884	$32,943
Hardware Solutions	12,950	17,467	38,742	68,533
Total revenues	$27,023	$28,773	$77,626	$101,476

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Gross margin
Software-Systems	$8,390	$5,420	$22,699	$17,128
Hardware Solutions	3,387	(2,302)	8,737	8,211
Corporate and other	(37)	(1,923)	(3,576)	(5,914)
Total gross margin	$11,740	$1,195	$27,860	$19,425

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Income (loss) from operations
Software-Systems	$39	$(2,358)	$(2,159)	$(7,574)
Hardware Solutions	1,751	(7,885)	3,547	(8,963)
Corporate and other	(1,602)	(3,683)	(9,045)	(13,219)
Total income (loss) from operations	$188	$(13,926)	$(7,657)	$(29,756)

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2018		2017		2018		2017
North America	$12,675	46.9%	$11,492	39.9%	$31,956	41.2%	$49,854	49.1%
Asia Pacific	2,822	10.4	5,703	19.8	12,267	15.8	17,819	17.6
Europe, the Middle East and Africa	11,526	42.7	11,578	40.3	33,403	43.0	33,803	33.3
Total	$27,023	100.0%	$28,773	100.0%	$77,626	100.0%	$101,476	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended					Nine Months Ended
	September 30,					September 30,
	2018			2017		2018		2017
GROSS MARGIN:
GAAP gross margin	$11,740	43.4%		$1,195	4.2%	$27,860	35.9%	$19,425	19.1%
(a) Amortization of acquired intangible assets	227			1,926		4,081		5,780
(b) Stock-based compensation	12			(3)		70		134
(e) Restructuring inventory adjustment	(201)			—		$(575)		—
Non-GAAP gross margin	$11,778	43.6%		$3,118	10.8%	$31,436	40.5%	$25,339	25.0%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$3,467	12.8%		$5,639	19.6%	$10,388	13.4%	$18,113	17.8%
(b) Stock-based compensation	35			23		155		366
Non-GAAP research and development	$3,432	12.7%		$5,616	19.5%	$10,233	13.2%	$17,747	17.5%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$6,758	25.0%		$7,849	27.3%	$20,546	26.5%	$25,445	25.1%
(b) Stock-based compensation	202			105		731		1,317
Non-GAAP selling, general and administrative	$6,556	24.3%		$7,744	26.9%	$19,815	25.5%	$24,128	23.8%

INCOME (LOSS) FROM OPERATIONS:
GAAP income (loss) from operations	$188	0.7%		$(13,926)	(48.4)%	$(7,657)	(9.9)%	$(29,756)	(29.3)%
(a) Amortization of acquired intangible assets	423			2,214		4,673		8,588
(b) Stock-based compensation	250			125		957		1,817
(c) Restructuring and other charges, net	1,130			1,344		3,990		2,814
(e) Restructuring inventory adjustment	(201)			—		(575)		—
Non-GAAP income (loss) from operations	$1,790	6.6%		$(10,243)	(35.6)%	$1,388	1.8%	$(16,537)	(16.3)%

NET INCOME (LOSS):
GAAP net loss	$(1,873)	(6.9)%		$(15,411)	(53.6)%	$(12,952)	(16.7)%	$(32,973)	(32.5)%
(a) Amortization of acquired intangible assets	423			2,214		4,673		8,588
(b) Stock-based compensation	250			125		957		1,817
(c) Restructuring and other charges, net	1,130			1,344		3,990		2,814
(d) Income taxes	850			460		1,329		693
(e) Restructuring Inventory adjustment	(201)			—		(575)		—
(f) Amortization of financing activities	780			—		2,383		—
(g) Change in fair value of warrants	599			—		1,102		—
(h) Loss (gain) on the liquidation of foreign subsidiaries	—		—	313				313
Non-GAAP net income (loss)	$1,958	7.2%		$(10,955)	(38.1)%	$907	1.2%	$(18,748)	(18.5)%

GAAP weighted average diluted shares	39,616			39,087		39,496		38,922
Dilutive equity awards included in
non-GAAP earnings per share	3,362			—		740		—
Non-GAAP weighted average diluted shares	42,978			39,087		40,236		38,922
GAAP net loss per share (diluted)	$(0.05)			$(0.39)		$(0.33)		$(0.85)
Non-GAAP adjustments detailed above	0.10			0.11		0.35		0.37
Non-GAAP net income (loss) per share (diluted)	$0.05			$(0.28)		$0.02		$(0.48)

Non-GAAP financial measures includes the performance of Software-Systems and Embedded Products and Hardware Services.
The Company excludes the following corporate and other expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(d) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.

(e) Restructuring inventory adjustment: Includes inventory write-downs and benefits associated with non-recurring events, predominantly tied to the Company’s decision to end-of-life or discontinue certain products for which the Company has no future ongoing demand. During 2017, the Company recorded such charges tied to discrete product decisions within its Hardware-Solutions segment associated with its DCEngine and certain legacy embedded products. Restructuring inventory write-downs and benefits are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has incurred various inventory write-downs over the past several years, they have generally been associated with ongoing business activities. As such, the Company believes it is appropriate to exclude end-of-life and product discontinuance inventory write-downs and benefits related to those write-downs from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(f) Amortization of financing activities: Amortization of financing activities consists of expenses recorded under GAAP related to the amortization of debt issuance costs, the amortization of warrant issuance costs, and terminations costs related to previous unamortized debt issuance costs from terminated financing agreements. The Company excludes amortization of financing activities because they are not considered to reflect the core cash-generating performance of the business and therefore is excluded from our non-GAAP results.

(g) Change in fair value of warrants: Represents the change to the current fair value of the warranty liability. The Company excludes the change in fair value of warrants from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business. The Company believes that the provision of non-GAAP information that excludes changes in fair value of warrants improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability based on the current fair value of the underlying warrants.

(h) Loss (gain) on the liquidation of foreign subsidiaries: On a non-recurring basis we have recorded a gain or loss to reflect the realization of accumulated foreign currency translation adjustments upon the liquidation of certain international subsidiaries. This gain or loss represents the net unrealized foreign currency translation gains or losses accumulated from changes in exchange rates and the related effects from the translation of assets and liabilities of these entities. The liquidation of foreign subsidiaries occurs on an infrequent basis and management does not view the impact of this non-cash charge as indicative of the ongoing performance of the Company.  As such, the Company believes it is appropriate to exclude this gain from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.